EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

April 15, 2010
Bond Laboratories, Inc. and Subsidiaries

RE:  Letter of Consent
Jewett, Schwartz, Wolfe & Associates hereby provides its consent to the use of our audit report dated March 15, 2009 for the audit of the Bond Laboratories, Inc. and Subsidiaries balance sheets, related statement of operation and stockholders equity and cash flows for the year ended December 31, 2008 and December 31, 2007.

Furthermore, we hereby provide our consent to Tarvaran, Askelson & Company, LLP to reference our audit report in the report to be published by Tarvaran, Askelson & Company LLP for the year ended December 31, 2009. We understand that our audit report will be included in the Form 10K for the year ended December 31, 2009.

We have reviewed form 10K which the Company plans to publish and approve all references which relate to our audit report dated March 15, 2009 with no exceptions.

Very Truly Yours,

/s/ Jewett, Schwartz, Wolfe & Associates
Hollywood, Florida
April 15, 2010

April 13, 2010

Jewett, Schwartz, Wolfe & Associates
200 South Park Road
Suite 150
Hollywood, FL 33021

Mr. Wolfe:

With respect to the reissuance of your opinion on the consolidated financial statements of Bond Laboratories, Inc. (the “Company”) for the year ended December 31, 2008, in the Annual Report on Form 10-K for the year ended December 31, 2009 that the Company expects to file on or about April 15, 2010 (the “Annual Report”) with the Securities and Exchange Commission under the Exchange Act of 1934, we advise you as follows:

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United Sates), the consolidated balance sheet of Bond Laboratories, Inc. and Subsidiaries as of December 31, 2009, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended.  Our procedures in connection with that engagement did not disclose any events or transactions subsequent to December 31, 2008 which, in our opinion, would have a material effect upon the consolidated financial statements, or which would require disclosure in the notes to the consolidated financial statements of Bond Laboratories, Inc. and Subsidiaries for the year then ended covered by your opinion.

If anything comes to our attention before the filing date of the Annual Report that, in our judgment, could have a material effect on the consolidated financial statements of the Company audited by you, we will notify you promptly.

Very truly yours,

/s/ Jewett, Schwartz, Wolfe & Associates
Jewett, Schwartz, Wolfe & Associates

April 13, 2010

April 13, 2010

Tarvaran, Askelson & Company, LLP
Certified Public Accountants
23974 Aliso Creek Rd.
Suite 395
Laguna Niguel, California 92677

Mr. Tarvaran:

Jewett, Schwartz, Wolfe & Associates (“JSW”) hereby provides its consents to the inclusion in the Annual Report on Form 10-K for the year ended December 31, 2009 of Bond Laboratories, Inc and Subsidiaries of our reported dated March 15, 2009, except as to Note 7 and Note 10 that are as of April 13, 2010) relating to the consolidated balance sheet of Bond Laboratories, Inc, and Subsidiaries, as of December 31, 2008, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended which appear in Form 10-K, as filed on March 27, 2009. Our report contains an explanatory paragraph regarding the Company’s restated consolidated financial statements.

Furthermore, we hereby provide our consent to Tarvaran, Askelson & Company, LLP to reference our audit report in the report to be published by Tarvaran, Askelson & Company LLP for the year ended December 31, 2009. We understand that our audit report will be included in the form 10K for the year ended December 31, 2009.

We have reviewed form 10K which the Company plans to publish and approve all references which relate to our audit report dated March 15, 2009, except as to Note 7 and Note 10 that are as of April 13, 2010.

/s/ Jewett, Schwartz, Wolfe & Associates
Jewett, Schwartz, Wolfe & Associates

Hollywood, Florida
April 13, 2010

200 South Park Road, Suite 150 • Hollywood, Florida 33021 • Main 954.922.5885 • Fax 954.922.5957 • www.jsw-cpa.com
Member - American Institute of Certified Public Accountants • Florida Institute of Certified Public Accountants
Private Companies Practice Section of the AICPA • Registered with the Public Company Accounting Oversight Board of the SEC